                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant    [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                      INTEGRATED HEALTHCARE HOLDINGS, INC.
         -------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (check the appropriate box):

[X]    No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) or 0-11.

     (1) Title of each class of securities to which transaction applies: _______
     (2) Aggregate number of securities to which transaction applies:___________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:_______________________
     (5) Total fee paid:________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and date of filing.

     (1) Amount previously paid: _______________________________________________
     (2) Form, schedule or Registration Statement No.:__________________________
     (3) Filing party:__________________________________________________________
     (4) Date filed:____________________________________________________________

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                              1301 N. Tustin Avenue
                           Santa Ana, California 92705
                                 (714) 953-3503

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The Annual Meeting of the Stockholders of Integrated Healthcare Holdings, Inc. (the "Company") will be held at 6:00 p.m. Pacific time on Wednesday, September 5, 2007, for the following purposes:

         1. To elect seven (7) directors to our Board of Directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are elected and have qualified. The following individuals are the nominees for election as director:

Maurice J. DeWald               Ajay G. Meka, M.D.           Bruce Mogel
Hon. C. Robert Jameson          Michael Metzler              J. Fernando Niebla
                                                             William E. Thomas

         2. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ended March 31, 2008.

         3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

         The Annual Meeting will be held in the Bash Auditorium on the first floor of the Western Medical Center-- Santa Ana located at 1001 N. Tustin Ave., Santa Ana, California, 92705.

         Only stockholders of record at the close of business on August 15, 2007 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

         PLEASE COMPLETE AND RETURN THE ENCLOSED RSVP CARD IF YOU WILL BE ATTENDING THE ANNUAL MEETING.

         WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO FILL IN THE ENCLOSED PROXY AND TO SIGN AND FORWARD IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. ANY STOCKHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING A NEW PROXY WITH A LATER DATE, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD. YOUR COOPERATION IN PROMPTLY RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.

                                            By Order of the Board of Directors

                                            Ajay G. Meka, M.D.
                                            Chairman of the Board of Directors
                                            Santa Ana, California
                                            August 15, 2007

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                              1301 N. Tustin Avenue
                           Santa Ana, California 92705
                                 (714) 953-3503

                          ----------------------------
                                 PROXY STATEMENT
                          ----------------------------

SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Integrated Healthcare Holdings, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 6:00 p.m. Pacific time on Wednesday, September 5, 2007, and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Bash Auditorium on the first floor of the Western Medical Center--Santa Ana located at 1001 N. Tustin Ave., Santa Ana, California, 92705. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. In addition to solicitation by use of the mail, certain of our officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, telegram or personal interview. We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and have agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

REVOCATION OF PROXIES

         All Proxies which are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

RECORD DATE AND VOTING PROCEDURES

         The close of business on August 15, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. As of the record date, we had outstanding 137,095,716 shares of common stock, par value $.001 per share ("Common Stock").

         Each stockholder of record is entitled to one vote for each share held on all matters to come before the meeting. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on for which a vote was cast. An abstention from voting or a broker non-vote will not be counted in the voting process. The Bylaws of the Company do not permit stockholders to cumulate votes for election of directors.

         Stockholders may revoke any proxy before it is voted by attendance at the meeting and voting in person, by executing a new proxy with a later date, or by giving written notice of revocation to the Secretary of the Company.

         The shares represented by proxies that are returned properly signed will be voted in accordance with each stockholder's directions. If the proxy card is signed and returned without direction as to how they are to be voted, the shares will be voted as recommended by the Board of Directors.

MAILING OF PROXY STATEMENT AND PROXY CARD

         Our Annual Report on Form 10-K for the year ended March 31, 2007 is enclosed for your convenience but is not to be considered part of the solicitation material. We will pay the cost for preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies.

         Our principal executive offices are located at 1301 N. Tustin Avenue, Santa Ana, California 92705. This Proxy Statement and the accompanying Proxy Card is first being mailed to stockholders on or about August 15, 2007.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         In accordance with our Articles of Incorporation and Bylaws, the Board of Directors consists of not less than three nor more than seven members. At each annual meeting of stockholders of the Company, directors are elected until the next annual meeting of stockholders and until their successors are elected and have qualified. Our Bylaws provide for the election of directors at our Annual Meeting of Stockholders. The Board of Directors proposes the election of the nominees named below.

         Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below, unless authority is withheld. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE DIRECTORS NOMINATED HEREIN.

         The Board of Directors proposes the election of the following nominees as members of the Board of Directors. If elected, the nominees are expected to serve until the 2008 Annual Meeting of Stockholders and until their successors are elected and have qualified.

Maurice J. DeWald                Ajay G. Meka, M.D.           Bruce Mogel
Hon. C. Robert Jameson           Michael Metzler              J. Fernando Niebla
                                                              William E. Thomas

INFORMATION WITH RESPECT TO EACH NOMINEE AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to each nominee and executive officer of the Company as of July 31, 2007.

NAME                           AGE           POSITION
----                           ---           --------

Ajay G. Meka, M.D.             56            Chairman of the Board of Directors
Bruce Mogel                    49            Director, Chief Executive Officer
Maurice J. DeWald              67            Director
Hon. C. Robert Jameson         67            Director
Michael Metzler                61            Director Nominee
J. Fernando Niebla             67            Director
William E. Thomas              58            Director Nominee
Larry B. Anderson              58            President
Steven R. Blake                54            Chief Financial Officer
Daniel J. Brothman             51            Senior Vice President, Operations
Milan Mehta                    48            Senior Vice President, Contacts and
                                             Special Projects

         AJAY G. MEKA, M.D. has served as Chairman of the Board of Directors of the Company since September 28, 2006. Dr. Meka has been a licensed physician in California for the past 23 years. He is a board certified physician practicing in Orange County, California. Dr. Meka received his medical degree from Guntur Medical College in Gunter, India. He performed his post-graduate training at Brooklyn Jewish Hospital and Coney Island Hospital, both in Brooklyn, New York.

         BRUCE MOGEL has served as Chief Executive Officer and director of the Company since November 18, 2003. Mr. Mogel has over 25 years of experience in operational management and has held several lead executive roles in the healthcare field. Most recently, from 1999-2002, Mr. Mogel served as Executive Vice President of Operations for Doctors' Community Healthcare Corp, where he was responsible for the operations and profitability of five acute care hospitals and one psychiatric hospital, and managed a team of six hospital CEOs and other senior management members. Mr. Mogel earned his Bachelor's degree from The State University of New York at Buffalo with a degree in English.

         MAURICE J. DEWALD has served as a member of the Board of Directors of the Company since August 1, 2005 and sits on the Audit Committee, Compensation Committee, Finance Committee and Special Committee. Mr. DeWald is Chairman and Chief Executive Officer of Verity Financial Group, Inc., a private investment firm that he founded in 1992. From 1962-1991, Mr. DeWald was with KPMG, LLP, one of the world's largest international accounting and tax consulting firms, where he served at various times as director and as the Managing Partner of the Chicago, Orange County and Los Angeles Offices. Mr. DeWald is a director of Mizuho Corporate Bank of California, Advanced Materials Group, Inc, NNN Healthcare/Office REIT, Inc. and fileScan, Inc., and is a former director of Tenet Healthcare Corporation and Quality Systems, Inc. He also sits on the Advisory Council of the University of Notre Dame Mendoza School of Business. Mr. DeWald is a past Chairman and director of United Way of Greater Los Angeles. Mr. DeWald received a B.B.A. from the University of Notre Dame in 1962. He is also a Certified Public Accountant.

         HON C. ROBERT JAMESON has been a director of the Company since July 11, 2007. Judge Jameson is a retired Orange County Superior Court judge now affiliated with Judicate West, handling complex alternative dispute resolution matters. Before leaving the bench, he was Presiding Judge of the Orange County Superior Court, Supervising Judge of the Complex Civil Litigation Panel and Presiding Judge of the Superior Court Appellate Division. Judge Jameson obtained his B.A. degree in Political Science from the University of Southern California in 1963 and his Juris Doctor degree at the University of California, Hastings College of The Law in 1966. He served as a judge from 1984-2005 and also was President of the Banyard Inn of Court and an Adjunct Professor of Law at Whittier Law School during his tenure. Judge Jameson was awarded "Judge of the Year" nine times over the course of his career by organizations such as: the Orange County Bar Association Business Litigation section, Orange County Trial Lawyers, the American Board of Trial Advocates and the Consumer Attorneys of California.

         MICHAEL METZLER has served as President and Chief Executive Officer of the Santa Ana Chamber of Commerce since January 1983. Mr. Metzler directs and controls all activities of this multi-million dollar organization and its subsidiaries, including SACPAC, the chamber's political action committee, and the Greater Santa Ana Vitality Foundation, the chamber's charitable foundation. He has led numerous community initiatives and campaigns that have grown the local economy and advanced the prosperity of business, including a $145 million local school bond campaign in 1999, a $100+ million private development initiative in 2005, and a new career-oriented technical high school in 2006. He also founded the Chamber's nationally award-winning 73,000-circulation newspaper, CityLine, in 1996, for which he serves as its publisher. Mr. Metzler has served on numerous community boards, city commissions and county, regional, state and national task forces, and currently serves as chairman of the Board of Trustees of Coastal Communities Hospital. Metzler also was a founder of the Santa Ana Business Bank and sits on its Board of Directors. Mr. Metzler is a graduate of California State University, Fullerton, and attended Loyola University School of Law and the Peter F. Drucker Graduate School of Management at Claremont University.

         J. FERNANDO NIEBLA has served as a member of the Board of Directors of the Company since August 1, 2005 and sits on the Audit Committee, Compensation Committee, Finance Committee and Special Committee. He has served as President of International Technology Partners, LLC, an information technology and business consulting services company based in Orange County, California since August 1998. He is also a founder of Infotec Development Inc. and Infotec Commercial Systems, two national information technology firms. He currently serves on the Board of Directors of Union Bank of California, Pacific Life Corp. and Granite Construction Corp., the Board of Trustees of the Orange County Health Foundation, and on the Advisory Board to the University of Southern California Integrated Media Systems Center. Mr. Niebla holds a B.S. degree in Electrical Engineering from the University of Arizona and an M.S. QBA from the University of Southern California.

         WILLIAM E. THOMAS is the Executive Vice President and General Counsel of Strategic Global Management, Inc., a healthcare ventures firm in Riverside, California. Mr. Thomas has served in such capacity since October of 1998. Prior to that Mr. Thomas was a founding and managing partner of a law firm in Riverside, California specializing in business, real estate and other transactional matters. Mr. Thomas graduated from the University of California at Santa Barbara with a Bachelor of Arts degree in History and Political Science. He holds a Juris Doctor degree from Hastings College of the Law and a Master of Laws degree from New York University. He is a member of the California Bar Association.

         LARRY B. ANDERSON has served as President of the Company since November 2003 and served as a director of the Company from November 2003 until August 1, 2005. Mr. Anderson has over 20 years of senior level executive experience in an enterprise with over $65 billion per year in sales. A California licensed attorney since 1975, Mr. Anderson specializes in employment and business law matters, including collective bargaining, arbitrations, unfair labor practices and court cases as well as transactional work in contracts and due diligence. >From 2002-2003, as the Executive Vice President, Human Resources and General Counsel, Litigation, Mr. Anderson managed all litigation for a seven hospital chain in Southern California. Mr. Anderson earned his Bachelor of Arts degree in Political Science from California State University, Long Beach, and his law degree from Loyola University.

         STEVEN R. BLAKE has served as Chief Financial Officer of the Company since July 1, 2005 and is a California licensed Certified Public Accountant
(CPA). Mr. Blake came to the Company with over 20 years of experience in multi-hospital financial management. He also has extensive experience serving in financial roles with public companies. Most recently, he served as Regional Vice President of Finance for Tenet Healthcare Corporation ("Tenet"), a position he held for over 17 years. In this position, Mr. Blake was responsible for the financial management of numerous Tenet assets covering five western states (California, Arizona, Washington, Nebraska and Texas). Mr. Blake's strong hospital financial background combined with his knowledge of public company requirements made him a strong addition to the Company's corporate team.

         DANIEL J. BROTHMAN is Senior Vice President, Operations of the Company and Chief Executive Officer of Western Medical Center Santa Ana. Mr. Brothman is an experienced single and multi-hospital operations executive. Since 1999 he helped build the Western Medical Center in Santa Ana for Tenet Healthcare Corporation. Mr. Brothman also ran Columbia Healthcare's Utah Division from 1996-1998. Mr. Brothman has in excess of 30 years experience in hospital administration. Mr. Brothman earned his Bachelor of Arts degree from Washington University at St. Louis, and his Master's in Health Care Administration from the University of Colorado at Denver.

         MILAN MEHTA is Senior Vice President, Contracts & Special Projects of the Company since March 2005. Mr. Mehta has over 21 years experience in healthcare. Prior to joining IHHI, he was Vice President for managed care contracting for HealthSouth Corp's western division comprising of several states. Mr. Mehta has over 15 years experience in negotiating with commercial healthcare payors. Prior to joining HealthSouth Corp, Mr. Mehta was employed by OrNda Healthcorp for 11 years. Mr. Mehta has an MBA from California Lutheran University, Thousand Oaks, Ca and a Bachelors in Accounting from Calcutta University.

REQUIRED VOTE

         The seven nominees for director receiving the highest number of affirmative votes of shares shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Nevada law.

                                  PROPOSAL TWO
                             INDEPENDENT ACCOUNTANTS

         The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as the Company's independent accountant for the fiscal year ending March 31, 2008.

FEES OF INDEPENDENT PUBLIC ACCOUNTANTS

         BDO Seidman, LLP ("BDO Seidman") served as the independent auditors of the Company for the fiscal year ended March 31, 2007. Representatives of BDO Seidman are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

         The following table sets forth the aggregate fees that we incurred for audit and non-audit services provided by BDO Seidman, LLP and by Ramirez International, which acted as independent auditors for the years ended March 31, 2007 and December 31, 2005, respectively and performed audit services for us during those periods. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our financial statements for the years ended March 31, 2007 and December 31, 2005, respectively.

         Fees incurred from BDO Seidman, LLP consisted of the following:

                                                 FOR THE          FOR THE THREE
                                                YEAR ENDED         MONTHS ENDED
            NATURE OF FEES                    MARCH 31, 2007      MARCH 31, 2006
------------------------------------           ------------        ------------
Audit fees (financial)                         $  1,400,000        $          0
Audit related fees                             $  1,400,000                   0
Tax fees                                                  0                   0
All other fees                                            0                   0
TOTAL FEES                                     $  1,400,000        $          0

         Fees incurred from Ramirez International consisted of the following:

                                             FOR THE             FOR THE NINE
                                            YEAR ENDED           MONTHS ENDED
            NATURE OF FEES               DECEMBER 31, 2005    SEPTEMBER 30, 2006
------------------------------------       ------------          ------------

Audit fees (financial)                     $  1,237,194          $    199,726

Audit related fees                               26,011                     0
Tax fees                                      1,593,270                     0
All other fees                                        0                     0
TOTAL FEES                                 $  2,856,475          $          0


         The Audit Committee of the Board of Directors pre-approves all audit and permissible non-audit services to be performed by the independent auditors.

         The Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the auditors' independence.

CHANGES IN ACCOUNTANTS

         On November 30, 2006, the Audit Committee of the Board of Directors of the Company dismissed Ramirez International Financial and Accounting Services, Inc. ("Ramirez International") as its independent registered public accounting firm and engaged BDO Seidman, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ended March 31, 2007. The audit reports of Ramirez International on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, except that the report dated July 11, 2006 was modified to include an explanatory paragraph concerning the uncertainty as to the Company's ability to continue as a going concern.

         During the two fiscal years ended December 31, 2005 and 2004, and from December 31, 2005 through the effective date of Ramirez International's dismissal (the "Relevant Period"), there were no disagreements between the Company and Ramirez International on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Ramirez International to make reference to the subject matter of such disagreements in connection with its reports.

         During the Relevant Period, neither the Company nor (to the Company's knowledge) anyone acting on behalf of the Company consulted with BDO Seidman, LLP. with respect to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         In addition, during the Relevant Period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as described below:

         As previously disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2005, Ramirez International advised that the Company did not maintain effective internal control over financial reporting. It was determined that the Company's system of disclosure controls and procedures was not effective as of March 31, June 30, September 30 and December 31, 2005, and the Company's systems of internal control over financial reporting was not effective as of December 31, 2005, due to the presence of certain material weaknesses. These weaknesses contributed to the need for restatements of our financial statements for the quarterly periods ended March 31, June 30 and September 30, 2005. Management identified that the Company's research and analysis of complex accounting issues was inadequate.

         Further, as previously disclosed by the Company in its filings on Forms 10-Q and 10Q/A for the quarters ended March 31, June 30 and September 30, 2006, the Company's management determined that restatements were necessary as a result of errors that resulted from a material weakness in the Company's internal controls over the timely preparation and review of account reconciliations.

         Although the types of complex transactions giving rise to the restatements are expected to occur very infrequently, management concluded that its process of analyzing and accounting for complex financial transactions required improvement. In addition to inadequate expertise, due to business exigencies there was a lack of complete accounting analysis of these transactions until after they were completed, which contributed to an incomplete accounting analysis.

         The subject matter of the material weaknesses described above was discussed with Ramirez International by the Company's management and the Audit Committee of the Board of Directors of the Company.

REQUIRED VOTE

         Ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the year ending March 31, 2008 requires the affirmative "FOR" vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of BDO Seidman, LLP.

               CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

DIRECTOR INDEPENDENCE

         The Company has determined that of the nominees standing for election, each of Maurice DeWald, Hon. C. Robert Jameson, Ajay G. Meka, M.D., Michael Metzler, J. Fernando Niebla, and William E. Thomas is or will be upon their election, as applicable, an "independent director" as defined in the Marketplace Rules of The Nasdaq Stock Market.

BOARD OF DIRECTORS STRUCTURE AND COMMITTEE COMPOSITION

         During fiscal year 2007, the Board of Directors consisted of six directors and had the following standing committees: Audit Committee, Compensation Committee, Finance Committee and Special Committee.

         During fiscal year 2007, the Board of Directors held 11 meetings. Each director attended over 75% of the board meetings and meetings of the Audit Committee or the Compensation Committee in which he served, if applicable. The directors are invited and encouraged to attend the Company's Annual Meeting of Stockholders. All directors attended the 2006 Annual Meeting of Stockholders.

         The Audit Committee of the Board of Directors was formed in August 2005 and consists of our two independent directors, Maurice DeWald and J. Fernando Niebla, who joined the Board of Directors in August 2005. The Board of Directors has determined that Maurice DeWald is an "audit committee financial expert" as defined in the rules and regulations of the Securities and Exchange Commission ("SEC"). The Audit Committee of the Board of Directors pre-approves all audit and permissible non-audit services to be performed by the independent auditors. The Audit Committee will also advise management on the engagement of experts with sufficient expertise to advise on accounting and financial reporting of complex financial transactions. In fiscal year 2007, the Audit Committee held 14 meetings.

         The Compensation Committee of the Board of Directors was formed in October 2005 and consists of two directors, Maurice DeWald, and J. Fernando Niebla. In fiscal year 2007, the Compensation Committee held six meetings. The Compensation Committee is responsible for overseeing the administration of the Company's executive compensation programs, establishing and interpreting the Company's compensation policies and approving all compensation paid to executive officers, including the named executive officers listed in the Summary Compensation Table of this Proxy Statement. The Compensation Committee also administers the Company's 2006 Stock Incentive Plan.

         The Finance Committee of the Board of Directors was formed in early 2006 and consists of our two independent directors, Maurice DeWald and J. Fernando Niebla, who joined the Board of Directors in August 2005.

         The Special Committee of the Board of Directors was formed in August 2005 and consists of our two independent directors, Maurice DeWald and J. Fernando Niebla, who joined the Board of Directors in August 2005. The Special Committee will be responsible for overseeing a variety of matters as required.

         The Company does not currently have a Nominating Committee of the Board of Directors. The entire Board of Directors performs the functions of a nominating committee. The Board of Directors has not formed a Nominating Committee since the Board of Directors has determined that it is not necessary and would have no direct benefit at this time because of the small size of the Company, the size of the current Board of Directors and the presence of a majority stockholder of the Company.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Stockholders may communicate with the Board of Directors, including the management directors, by sending a letter to Board of Directors, c/o Corporate Secretary, Integrated Healthcare Holdings, Inc., 1301 N. Tustin Avenue, Santa Ana, California 92705. All communications directed to the Board of Directors will be transmitted promptly to all of the directors without any editing or screening by the Corporate Secretary.

STOCKHOLDER RECOMMENDATION OF NOMINEES

         While there are no formal procedures for stockholders to recommend nominations, the Board of Directors will consider stockholder recommendations. Such recommendations should be addressed to the Corporate Secretary at the address listed above.

AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the audited financial statements with management and BDO Seidman, LLP ("BDO Seidman"), which acted as our independent auditors for the fiscal year 2007. The Audit Committee also discussed with BDO Seidman the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from BDO Seidman as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with BDO Seidman, BDO Seidman's independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2007.

         The report is submitted on behalf of the Audit Committee.

                                                           Maurice J. DeWald
                                                           J. Fernando Niebla

         The above Audit Committee report is not deemed to be "soliciting material," is not "filed" with the SEC and is not to be incorporated by reference in any filings that the Company files with the SEC.

CODE OF ETHICS

         The Company adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and controller) and directors. Our Code of Business Conduct and Ethics can be obtained free of charge by sending a request to our Corporate Secretary to the following address: Integrated Healthcare Holdings, Inc., Attn: Larry Anderson, 1301 N. Tustin Avenue, Santa Ana, California 92705.

                              DIRECTOR COMPENSATION

         During the fiscal year ended March 31, 2007, the members of the Board of Directors received compensation as follows:

                                                FEES EARNED OR
        NAME AND PRINCIPAL POSITION            PAID IN CASH ($)      TOTAL ($)
-------------------------------------------    ----------------    -------------
Ajay Meka, M.D......................
   Director                                            32,000           32,000
Maurice J. DeWald...................
   Director                                           128,000          128,000
Syed Salman J. Naqvi, M.D...........
   Director                                            48,500           48,500
J. Fernando Niebla..................
   Director                                           127,750          127,750

Our current compensation policy for Directors is as follows:

            (i) Cash - Each non-employee Director receives an annual retainer fee of $30,000 and an attendance fee of $1,500 for each Board meeting attended, and a separate $1,000 fee for each committee meeting attended. Committee Chairmen receive an additional annual retainer of $5,000;

            (ii) Stock - A director who is not an employee or an owner of the company may receive options to purchase shares of IHHI stock at the direction of the Board. To date, none have been granted by the Board.

            (iii) Travel Reimbursement - All travel and related expenses incurred by Directors to attend Board meetings, committee meetings and other IHHI activities are reimbursed by IHHI.

            (iv) Mr. DeWald and Mr. Niebla are members of the Finance Committee, which has met extensively.

            Employee directors receive no compensation for Board service and the Company does not provide any retirement benefits to non-employee directors. Directors Shah and Mogel are not included above as all compensation paid to them is included in the Summary Compensation Table below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of July 3, 2007 by:

         o each stockholder known to us to own beneficially more than 5% of our Common Stock;

         o each of our directors and director nominees, and each of our executive officers who served at March 31, 2007; and

         o    all of our current directors and executive officers as a group.

            Except as otherwise noted below, the address of each person or entity listed on the table is 1301 North Tustin Avenue, Santa Ana, California 92705. The address of Dr. Kali Chaudhuri and William E. Thomas is 6800 Indiana Avenue, Suite 130, Riverside, CA 92506.

                                                                    Amount and Nature of
                              Name                                 Beneficial Ownership(1)   Percentage of Total (2)
--------------------------------------------------------------------------------------------------------------------
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
   Ajay G. Meka, M.D. (3)                                                              0                          0
   Anil V. Shah, M.D. (3)                                                     59,098,430                      43.1%
   Maurice J. DeWald                                                                   0                          0
   Michael Metzler                                                                     0                          0
   Bruce Mogel (4)                                                            54,903,786                      40.0%
   Syed Salman Naqvi, M.D. (3)                                                         0                          0
   J. Fernando Niebla                                                                  0                          0
   William E. Thomas (4)                                                       9,748,498                       7.1%
   Larry B. Anderson                                                           5,112,000                       3.7%
   Steven R. Blake                                                                     0                          0
   Daniel J. Brothman                                                                  0                          0
   Milan Mehta                                                                         0                          0
All current directors and executive officers as a group (10 persons)         119,114,216                      86.9%

PRINCIPAL STOCKHOLDERS (other than those named above)
   Orange County Physicians Investment Network, LLC (3)                       59,098,430                      43.1%
   Kali P. Chaudhuri, M.D. (4)                                                39,789,788                      29.0%
   Healthcare Financial Management & Acquisitions, Inc. ((5))                 61,853,226                      31.1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 3, 2007, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Percentages are based on 137,095,716 shares of Common Stock outstanding as of July 3, 2007, which does not include up to 12,000,000 shares of Common Stock which may be issued under the Company's 2006 Stock Incentive Plan.

(3) Dr. Anil Shah, Dr. Ajay Meka and Dr. Syed Salman Naqvi are part owners of Orange County Physicians Investment Network, LLC ("OC-PIN"). Dr. Shah is a co-manager of OC-PIN and may be deemed to be part of a "group" with OC-PIN for purposes of Section 13(d)(3) of the Securities Exchange Act. Each of Dr. Shah, Dr. Meka and Dr. Naqvi disclaims beneficial ownership of all shares held by OC-PIN except to the extent of his respective pecuniary interest therein.

(4) Dr. Kali P. Chaudhuri and William E Thomas have entered into separate irrevocable proxies providing Bruce Mogel with limited voting rights over all of their shares. Accordingly, all shares held by Dr. Kali P. Chaudhuri and William E Thomas are deemed beneficially owned by Bruce Mogel, although Mr. Mogel has no pecuniary interest in such shares. Dr. Chaudhuri and Mr. Thomas continue to own warrants that may be exercised for a maximum of 20% and 4.9%, respectively, of the fully-diluted outstanding shares of the Company (including past exercises under the warrants). These warrants may be exercised for additional shares if the fully-diluted outstanding shares of the Company increases prior to expiration of the warrants in July 2008. Any such additional shares will be covered by the irrevocable proxies provided to Bruce Mogel by Dr. Chaudhuri and Mr. Thomas during the term of the proxies.

(5) Healthcare Financial Management & Acquisitions, Inc., which is affiliated with the Company's principal lender, Medical Provider Financial Corporation III, owns a warrant to acquire shares of Common Stock of the Company. This warrant became exercisable on or about June 13, 2007 due to the Company's default under its $10.7 million Credit Agreement dated December 12, 2005. For more information please refer to the Company's Form 8-K filed with the SEC as of June 19, 2007.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

         The Compensation Committee of the Board of Directors has established a compensation program for our executive officers. The objectives of this program are to attract and retain highly qualified individuals to enable the Company to achieve the business plan approved by the Board. This program provides for total compensation for the executive officers consisting of three components, salary, discretionary bonus and stock options. The Committee is in the process of implementing the stock option portion of the program. These elements have been chosen to remain competitive in the current health care environment. The Committee has not recommended any bonuses for fiscal 2007. The total compensation for each named executive is recommended to the Compensation Committee by the Chief Executive Officer ("CEO") after considering the local healthcare market, with the final compensation decisions being made by the Compensation Committee. The CEO also consults with the Chief Financial Officer on salary decisions and informs the Chair of the Compensation Committee about any adjustments from time to time.

         During the year ended March 31, 2007, the Chief Financial Officer was given a salary increase after review and approval by the Compensation Committee, based on an evaluation of remuneration offered by competing companies for positions of similar complexity.

                          COMPENSATION COMMITTEE REPORT

         THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR "FILED" WITH THE SEC OR SUBJECT TO THE LIABILITIES OF
SECTION 18 OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO A DOCUMENT FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

         The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by item 402(b) of Regulation S-K with management and based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Form 10-K for the year ended March 31, 2007. The members of the Compensation Committee making this recommendation are Mr. Niebla, Chair, and Mr. DeWald and Dr. Naqvi.

                                               THE COMPENSATION COMMITTEE

                                               Maurice J. DeWald
                                               Syed Salman J. Naqvi, M.D.
                                               J. Fernando Niebla

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee consists of three of the Company's independent directors, Mr. Niebla, Mr. DeWald and Dr. Naqvi. There are no interlocks between our executive officers and the members of the Compensation Committee.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth summary information regarding compensation earned by (i) our Principal Executive Officer and our Principal Financial Officer during fiscal year 2007; (ii) each of our three other most highly compensated executive officers employed by us as of March 31, 2007 whose salary and bonus for the fiscal year ended March 31, 2007 was in excess of $100,000 for their services rendered in all capacities to us; and (iii) two additional individuals for whom disclosure would be required to be provided but for the fact that the individual was not serving as an executive officer at March 31, 2007. The listed individuals are referred to as the "Named Executive Officers".

                                                                           ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR    SALARY ($)   BONUS ($)   COMPENSATION ($)  TOTAL ($)
-----------------------------------  --------  ----------   ---------   ----------------  ---------
Bruce Mogel (1)...................
   Principal Executive Officer         2007      360,050         -              17,244     377,294
Steven R. Blake (2)...............
   Principal Financial Officer         2007      284,519         -              18,978     303,497
Larry B. Anderson (2).............
   President                           2007      360,000         -              23,892     383,892
Daniel J. Brothman (2)............
   Senior Vice President
   Operations                          2007      351,089         -              23,169     374,258
Milan Mehta (3)(4)................
   Senior Vice President
   Contracts and Special Projects      2007      259,854         -              14,071     273,925
Anil V. Shah, M.D.................
   Executive Chairman (former)         2007      567,692         -                         567,692


(1) All other compensation includes auto allowance of $20,518 and the balance is Company contribution to the 401K plan.
(2) All other compensation includes auto allowance of $12,000 and the balance is Company contribution to the 401K plan.
(3) All other compensation includes auto allowance of $9,600 and the balance is Company contribution to the 401K plan.
(4) Mr. Mehta is the brother in law of the Director, Anil V. Shah.

During the periods covered by this table, none of the Company's executive officers were granted any stock option or stock appreciation right. Accordingly, no tables relating to such items have been included in this Proxy Statement.

                 EMPLOYMENT CONTRACTS, SEVERANCE AGREEMENTS AND
                         CHANGE OF CONTROL ARRANGEMENTS

            In February 2005, we entered into three-year employment agreements with Messrs. Mogel and Anderson, with each agreement on the following terms:

         o    Base salary of $360,000 per year;
         o    Bonus as determined by the Board of Directors;
         o Stock options for 1,000,000 shares, vesting annually in three equal installments; (which options have not been issued).
         o    Standard medical and dental insurance;
         o    Up to four weeks vacation annually;
         o    Monthly auto allowance of $1,000, and use of cellular telephone;
              and
         o Twelve months severance pay upon termination without cause or resignation for cause.

         In February 2005, the Company entered into a three-year employment agreement with Daniel J. Brothman on substantially the same terms as those described above, except with a base salary of $350,000 per year and stock options for two million shares (which have not been granted).

         In February 2005, the Company entered into a three-year employment agreement with Milan Mehta on substantially the same terms as those described above, except with a base salary of $250,000 per year and stock options for five hundred thousand shares (which have not been granted).

         In March 2005, the Company entered into a three-year employment agreement with Steven R. Blake on substantially the same terms as those described above, except with a base salary that is currently set at $275,000 (reflecting Mr. Blake's role as Chief Financial Officer of the Company beginning in July 2005) and stock options for 150,000 shares (which have not been granted). This agreement was modified In February 2007 to increase the annual salary to $350,000.

         In April 2005, the Company entered into a three-year employment agreement with Anil V. Shah as Executive Chairman on substantially the same terms as above, except with a base salary of $500,000 per year and stock options for one million shares (which have not been granted).

         In July and August 2006, Messrs. Anderson, Mogel and Dr. Shah entered into a letter agreement surrendering any rights to stock options.

         The Outstanding Equity Awards at Year end, Option Exercises and Stock Vested, Pension benefits, and Nonqualified Deferred Compensation tables are not included as there are no items to report.

                       POTENTIAL PAYMENTS UPON TERMINATION

         The Company's executive officers have employment agreements which provide, generally, for payments in the event of resignation for cause. Cause includes, among other items, changes in job duties, reporting relationships, bankruptcy of the Company or change in shareholders of over 50% of the stock. The executive officer would be entitled to twelve months salary, benefits and health insurance, but not any additional accruals of paid time off, vacation or sick pay.

         The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2007 (March 31, 2007), and the price per share of the Company's Common Stock is the closing price on the OTCBB as of that date ($0.32). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. The amounts which would be due the named executive officers as of year end, if they resigned for cause is as follows:

                                                     EMPLOYEE
                                      12 MONTHS       HEALTH           CAR           OTHER
     NAME AND PRINCIPAL POSITION      SALARY ($)   INSURANCE ($)   ALLOWANCE ($)   BENEFITS ($)   TOTAL ($)
     ---------------------------      ----------   -------------   -------------   ------------   ---------
Bruce Mogel.......................
   Principal Executive Officer         360,000        16,286          12,000                       388,286
Steven R. Blake...................
   Principal Financial Officer         350,000        16,286          12,000                       378,286
Larry B. Anderson.................
   President                           360,000        12,235          12,000                       384,235
Daniel J. Brothman................
   Senio Vice President
   Operations                          350,000        16,286          12,000                       378,286
Milan Mehta.......................
   Senior Vice President
   Contracts and Special Projects      250,000        16,286           9,600                       275,886


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

         Based solely upon the copies of Section 16(a) reports which we received from such persons or written representations from them regarding their transactions in our Common Stock, we believe that, during the year ended March 31, 2007, no such forms were filed in other than a timely fashion.

           CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PARTIES

CERTAIN RELATIONSHIPS

         Milan Mehta, senior vice president contracts and special pricing, is the brother in law of Director Anil V. Shah.

TRANSACTIONS WITH RELATED PARTIES

         The following is a summary of certain transactions occurring since the beginning of the Company's last fiscal year between the Company and its directors, director nominees, officers and 5% or greater stockholders (other than compensatory arrangements which are described above).

         On July 2, 2007, the Company issued 9,748,498 shares of Common Stock to William E. Thomas pursuant to the exercise of a warrant, dated January 31, 2005, held by him. Of these shares, an aggregate of 5,657,011shares were issued to Mr. Thomas pursuant to the "net exercise" provisions of his warrant, effective February 6, 2007. An aggregate of 4,091,487 shares were issued pursuant to the cash exercise provisions of his warrant effective July 2, 2007. Payment for the "net exercise" shares consisted of cancellation of warrants to acquire an aggregate of 55,789 shares of Common Stock. Payment for the cash exercise shares consisted of an aggregate of $113,301.17 in cash received by the Company from Mr. Thomas.

         William E. Thomas also owns a 7.5% interest in Ganesha Realty, LLC which is a 49% member of Pacific Coast Holdings Investment, LLC, which is a landlord to the Company.

         On June 18, 2007, the Company entered into an Agreement to Forbear (the "Forbearance Agreement") with Medical Provider Financial Corporation III (the "Lender"), which is affiliated with Healthcare Financial Management & Acquisitions, Inc., a principal stockholder of the Company. Under the Forbearance Agreement, the Lender agreed to forbear from declaring a default, filing a judicial foreclosure action and charging default interest on the $10.7 million Credit Agreement, dated as of December 12, 2005, with the Company (including loans drawn on this Credit Agreement), among other things. Also under the Forbearance Agreement, the Company and the other borrowers and guarantors under the Credit Agreements granted certain releases and waivers in favor of the Lenders and agreed not to sue the Lenders.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

         The Company's Human Resource policies provide guidance for Conflicts of Interest and their relation to the standards of ethical behavior expected of employees. The policies specifically require immediate written disclosure of any business, financial, or other relationship that either creates, or is perceived to create a conflict of interest. The Corporate Compliance Officer is responsible for monitoring compliance with this policy.

         As part of the quarterly disclosure control procedures, the Chief Financial Officer and Chief Executive Officer for each hospital disclose or certify that employees or officers have not acted in a manner inconsistent the Company policy related to Conflict of Interest. The Corporate CFO and Director of Internal Audit monitor certifications for potential disclosure events.

         Company policy requires the General Counsel review and approval of all contracts involving related parties, including contracts with related parties who are considered potential referral sources. The Audit Committee has requested that the General Counsel provide periodic updates of such transactions to the Committee.

         During the acquisition of the Company's hospitals, the Company entered into agreements with the Medical Executive staff (MEC) at the largest hospital, Western Medical Center - Santa Ana (WMC-SA) requiring the MEC's' advance consent for all agreements involving hospital operations with related parties, excluding the lease arrangements between the company and PCHI. The same agreement was subsequently offered to each of the other hospitals' Medical Staffs, but not ultimately executed by them. Notwithstanding this fact, the Company applies the disclosure provisions applicable to WMC-SA to all of its facilities. LITIGATION

         The Company is involved in litigation filed on May 14, 2007 in Orange County Superior Court involving three of the six members of its Board of Directors and Orange County Physicians Investment Network, LLC. A description of the litigation is contained in the Annual Report on Form 10-K enclosed with this proxy statement under the caption "Item 3. Legal Proceedings".

                              STOCKHOLDER PROPOSALS

         Under Securities Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2008 Annual Meeting of Stockholders must provide the Company at our principal offices in Santa Ana, California with a written copy of that proposal by no later than 120 days before the first anniversary of the release of Company's proxy materials for the 2007 Annual Meeting. However, if the date of our Annual Meeting in 2008 changes by more than 30 days from the date on which our 2007 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2008 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act, the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.

         According to Section 15(b) of the Company's Bylaws, to be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 45 days nor more than 75 days prior to the date on which the Company first mailed its proxy materials for the previous year's annual meeting of stockholders. If a stockholder who intends to present a proposal at the Company's 2008 Annual Meeting of Stockholders and who has not sought inclusion of the proposal in our proxy materials pursuant to Rule 14a-8, fails to provide the Company with notice of such proposal between June 1 and July 1, 2008, then the persons named in the proxies solicited by the Company's Board of Directors for its 2008 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

                          ANNUAL REPORT OF THE COMPANY

         We are currently required to file an Annual Report on Form 10-K and quarterly reports on Form 10-Q with the Securities and Exchange Commission. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007 is being mailed to stockholders along with this Proxy Statement. The Annual Report shall be deemed to be incorporated by reference herein and be made a part hereof, but should not be considered part of the soliciting material.

                                  OTHER MATTERS

         The directors of the Company know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

                                              By Order of the Board of Directors

                                              Ajay G. Meka, M.D.
                                              Chairman of the Board of Directors
                                              Santa Ana, California
                                              August 15, 2007

CONSIDERATION OF DIRECTOR NOMINEES

         The Board of Directors has selected all of the current nominees for election at the Annual Meeting. The Board of Directors selects nominees for election to the Board by first evaluating the composition of the Board which would result from re-electing current directors willing to continue serving on the Board. If the Board wants to consider additional candidates, members of the Board may suggest potential nominees. The Board would also consider nominations recommended by stockholders in the same manner as it does all other candidates.

         When considering a potential candidate for membership, the Board of Directors considers the candidate's relevant business, professional, and industry experience, demonstrated character and judgment, and prior experience serving as a director. The Board may also consider other factors as it may deem appropriate in the evaluation of potential nominees. The Board members meet with each new candidate and determine the actual nominees after considering each candidate.


AUDIT COMMITTEE

         The Audit Committee Charter was previously filed as Appendix A to the Company's Proxy Statement dated November 14, 2006.

COMPENSATION COMMITTEE

         The Compensation Committee of the Board has not yet adopted a charter.

                       CORRECTIONS TO THE PROXY STATEMENT
                       ----------------------------------

         The following table amends and supersedes the fee table under Proposal Two, "Independent Accountants" on page 6 of this Proxy Statement. The purpose of the amendment is to correct typographical errors only. As such, the information contained in the table on page 6 of this Proxy Statement shall not be relied upon by our Stockholders. No other information in this section is being amended.

         Fees incurred from BDO Seidman, LLP consisted of the following:

                                                               FOR THE THREE
                                      FOR THE YEAR ENDED       MONTHS ENDED
            NATURE OF FEES              MARCH 31, 2007        MARCH 31, 2006
--------------------------------       ----------------      ----------------
Audit fees (financial)                 $      1,400,000      $              0
Audit related fees                                    0                     0
Tax fees                                              0                     0
All other fees                                        0                     0
TOTAL FEES                             $      1,400,000      $              0


         Fees incurred from Ramirez International consisted of the following:

                                                               FOR THE NINE
                                      FOR THE YEAR ENDED       MONTHS ENDED
            NATURE OF FEES             DECEMBER 31, 2005    SEPTEMBER 30, 2006
--------------------------------       ----------------      ----------------
Audit fees (financial)                 $      1,237,194      $        199,726
Audit related fees                               26,011                     0
Tax fees                                      1,593,270                     0
All other fees                                        0                     0
TOTAL FEES                             $      2,856,475      $        199,726

                                      PROXY
                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                       2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Ajay G. Meka, M.D. and Bruce Mogel, or either one of them, with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Integrated Healthcare Holdings, Inc. (the "Company") to be held on Wednesday, September 5, 2007 at 6:00 p.m. Pacific time, at the Bash Auditorium on the first floor of the Western Medical Center--Santa Ana located at 1001 N. Tustin Avenue, Santa Ana, California 92705, and at any adjournments thereof, to vote all shares of common stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR, FOR RATIFICATION OF BDO SEIDMAN, LLP, AND AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR, IN THE ABSENCE OF A BOARD RECOMMENDATION ON ANY SUCH OTHER PROPER MATTERS, IN THE PROXY HOLDERS' DISCRETION. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                             Your vote is important.
     Please mark, sign, date and return this proxy in the envelope provided.


                           (CONTINUED ON REVERSE SIDE)

                                      PROXY
                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                       2007 ANNUAL MEETING OF STOCKHOLDERS
                          (CONTINUED FROM REVERSE SIDE)

1. ELECTION OF DIRECTORS. To elect seven (7) directors to our Board of Directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are elected and have qualified. The following individuals are the nominees for election as director:

     Maurice J. DeWald            Ajay G. Meka, M.D.           Bruce Mogel
  Hon. C. Robert Jameson           Michael Metzler         J. Fernando Niebla
                                                            William E. Thomas

    [ ] FOR ALL NOMINEES LISTED ABOVE       [ ] WITHHOLD AUTHORITY TO VOTE
         EXCEPT AS MARKED TO THE                FOR ALL NOMINEES LISTED
               CONTRARY                                  ABOVE

A Stockholder may withhold authority to vote for any nominee(s) by drawing a line through or otherwise striking out the name of such nominee(s). If no specification is made, the votes represented by this proxy will be cast for the election of all of the nominees listed above. This proxy vests discretionary authority to cumulate votes for directors as may be permitted by applicable law.

2. RATIFICATION OF ACCOUNTANTS. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ended March 31, 2008.

       [  ]  FOR                [  ]  AGAINST           [  ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

                                       Please sign exactly as your name appears hereon, date and return this Proxy. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated: ________________________, 2007



                                       -----------------------------------------
                                                     (Signature)


                                       -----------------------------------------
                                              (Signature, if held jointly)


                                       Printed Name(s): ________________________


                                       I (We) [ ] will, [ ] will not, attend the
                                               Annual Meeting in person.


                                         If your address has changed, please
                                           provide your correct address in
                                                    the space above.

  NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND
                          MAILED IN THE UNITED STATES.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS